Exhibit 3.3

                            CERTIFICATE OF AMENDMENT

                                     OF THE

                          RESTATED CERTIFICATE OF TRUST

                                       OF

                  CHARTER MUNICIPAL MORTGAGE ACCEPTANCE COMPANY

         (Pursuant to Section 3810 of the Delaware Statutory Trust Act)

            THIS Certificate of Amendment to the Restated Certificate of Trust of Charter Municipal Mortgage Acceptance Company (the "Trust"), is being duly executed and filed on behalf of the Trust by the undersigned, as trustee, to amend the Restated Certificate of Trust of the Trust which was filed on February 26, 2002 (the "Restated Certificate of Trust"), with the Secretary of State of the State of Delaware under the Delaware Statutory Trust Act (12 Del. C. Section 3801 et seq .) (the "Act").

            Name. The name of the statutory trust amended hereby is Charter Municipal Mortgage Acceptance Company.

            Amendment. The Restated Certificate of Trust is hereby amended by changing the name of the Trust to "CharterMac."

            Effective Date. This Certificate of Amendment shall be effective upon filing.

      IN WITNESS WHEREOF, the undersigned, a trustee of the Trust, has executed this Certificate of Amendment in accordance with Section 3811(a)(2) of the Act.



Signed on November 17, 2003




                                               /s/ Alan P. Hirmes
                                               ------------------
                                               Alan P. Hirmes, Trustee